Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement of Magna-Lab Inc. on Form S-8 of our report dated June 8, 1999, which appears in the Annual Report on Form 10-KSB of Magna-Lab Inc. for the year ended February 28, 1999 and to the references to our firm under the caption "Experts" in the Prospectus.









/s/ ROTHSTEIN, KASS & COMPANY, P.C.

ROSELAND, NEW JERSEY
April 21, 2000